UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2006

COBRA ELECTRONICS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-511	36-2479991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 West Cortland Street, Chicago, Illinois	60707
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (773) 889-8870

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Executive Bonus Structure

On February 22, 2006 the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Cobra Electronics Corporation (the “Company”), adopted the 2006 executive bonus structure (the “Plan”) for the Company’s executive officers (other than James R. Bazet, the Company’s President and Chief Executive Officer (the “CEO”)) (the “Officers”) and certain other key employees. Under the Plan, the Officers shall be entitled to earn cash bonus compensation (an “Award”) based upon the achievement of certain pre-established performance goals for 2006 outlined in the Plan (the “Performance Goals”) for each Officer. The CEO is paid an annual bonus in accordance with the terms of the employment agreement between the CEO and the Company, dated May 25, 2004. Certain aspects of the Performance Goals under the Plan applicable to Michael Smith, the Company’s Senior Vice President and Chief Financial Officer, are established pursuant to the terms of the employment agreement dated November 10, 2005 between Mr. Smith and the Company.

Under the Plan, the Performance Goals consist of certain individual performance objectives and an operational component measured against targeted pre-tax profit levels of the Company. If a participant achieves 100% of his Performance Goals, he will receive the “target” Award, which is equal to 35% of his 2006 base salary. 35% of the “target” Award will be based on achieving the individual performance objectives and achieving a minimum pre-tax profit threshold and 65% of the “target” Award will be based on achieving the target pre-tax profit levels. At the end of the fiscal year, the CEO will be responsible for assessing the actual performance of each Officer against his respective Performance Goals and recommending any Award under the Plan based on the percentage of individual performance objectives achieved and whether any of the target pre-tax levels of the Company have been met. The Plan also provides for bonuses above the “target” Award level if certain pre-tax profit targets are reached. For purposes of the Plan, pre-tax profit will be calculated without giving effect to any non-recurring events. In addition, for bonuses above the “target” Award level, the effect of any acquisitions made by the Company will also be excluded in calculating pre-tax profit. The Compensation Committee will review and approve the CEO’s recommendations.

In addition, the Compensation Committee determined that in connection with the Company’s 2005 executive bonus structure, all non-recurring events, except for the net benefit to cost of sales recorded as a result of the refund of development fees by Horizon Navigation, Inc., are to be excluded for purposes of the calculation of pre-tax profit.

Amendment to Loan Agreement

On February 22, 2006, the Company entered into Amendment No. 7 (the “Amendment”) to the Loan and Security Agreement dated January 31, 2002 (as amended, the “Loan Agreement”) among the Company, LaSalle Bank National Association, as lender and agent (the “Agent”) and the other lenders party thereto. The Amendment permits the Company to pay cash dividends and sets the aggregate limit on dividends, distributions and share repurchases by the Company at $3,000,000 in any calendar year and $5,000,000 during the term of the Loan Agreement.

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A copy of the Amendment is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On February 22, 2006, the Board of Directors amended and restated the Company’s Code of Business Conduct and Ethics (as amended and restated, the “Code”), which, as amended, applies solely to our officers, senior financial accounting and financial personnel and directors. The Code was amended to provide information on the procedures for reporting violations of the Code through the Company’s confidential toll-free number and confidential website administered by Silent Whistle. The Company’s Code of Business Conduct and Ethics is posted on its website at www.cobra.com.

A copy of the Code of Business Conduct and Ethics is filed as Exhibit 14.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Exhibits.

(c) The following is a list of the exhibits filed herewith.

Exhibit No.	Description of Exhibit
10.1	Amendment No. 7 to the Loan and Security Agreement dated as of January 31, 2002 among LaSalle Bank National Association, as a lender and as agent for the lenders, the lenders party thereto and Cobra Electronics Corporation

14.1	Cobra Electronics Corporation Code of Business Conduct and Ethics For Officers, Senior Financial Accounting and Financial Personnel and Directors, adopted February 22, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COBRA ELECTRONICS CORPORATION

By:	/s/ Michael Smith
Name:	Michael Smith
Title:	Senior Vice President and Chief Financial Officer

Date: February 28, 2006

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EXHIBIT INDEX

The following is a list of the exhibits filed herewith.

Exhibit No.	Description of Exhibit
10.1	Amendment No. 7 to the Loan and Security Agreement dated as of January 31, 2002 among LaSalle Bank National Association, as a lender and as agent for the lenders, the lenders party thereto and Cobra Electronics Corporation

14.1	Cobra Electronics Corporation Code of Business Conduct and Ethics For Officers, Senior Financial Accounting and Financial Personnel and Directors, adopted February 22, 2006.

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